EXHIBIT 99.1

                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
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Contact:      Daryl R. Forsythe
              607-337-6416



NBT, CNB COMPLETE MERGER, CONDUCT SYSTEMS CONVERSION

         NORWICH, NY and CANAJOHARIE, NY (November 9, 2001) - NBT Bancorp Inc.
(NBT) (NASDAQ: NBTB) announced today that the merger of CNB Financial Corp.
(CNB) (NASDAQ: CNBF) with and into NBT was completed on November 8, 2001. The merger agreement also provided for the merger of CNB's subsidiary, Central National Bank, Canajoharie into NBT's bank subsidiary, NBT Bank, N.A. The conversion of Central National Bank to NBT Bank's operating system is underway in conjunction with the close of the merger.

         "We are pleased to welcome Central National Bank into our growing organization," stated Daryl R. Forsythe, Chairman, President and CEO of NBT. "Our shared roots in community banking provide us with a great platform on which we can continue to grow. Together we have the opportunity to provide our customers with a broad array of products and high quality service while attaining cost savings and greater efficiencies in an effort to positively impact our financial performance and enhance shareholder value."

         Central National Bank, now a division of NBT Bank, N.A., has retained its headquarters in Canajoharie with Peter J. Corso, formerly Central National Bank's executive vice president and chief financial officer, serving as president and chief operating officer of the Central National Bank division. Corso commented, "It's exciting to see our banks come together. A streamlined set of products and access to an expanded number of banking locations in Upstate New York and Northeastern Pennsylvania are some of the benefits our customers will experience as a result of this affiliation." Central National Bank customers can now complete transactions at 112 offices in the NBT Bank network and get cash at 140 ATMs without fees or surcharges.

         NBT is a financial services holding company headquartered in Norwich, NY with combined assets of $3.7 billion as of the close of the merger on November 8, 2001. The company currently operates a full-service community bank and a financial services company. NBT Bank, N.A. currently has 112 locations including 43 NBT Bank offices and 29 Central National Bank offices in Upstate New York and 40 Pennstar Bank offices in Northeastern Pennsylvania. NBT Financial Services, Inc. includes M. Griffith, Inc. and Pennstar Financial


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Services, Inc. Information about NBT's banking divisions can be obtained at the following web sites: www.nbtbank.com, www.pennstarbank.com and www.canajocnb.com.

FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management team and our subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; (3) revenues may be lower than expected; (4) changes in the interest rate environment may reduce interest margins; (5) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which NBT is engaged; (7) costs or difficulties related to the integration of the businesses of NBT and CNB and their merger partners may be greater than expected; (8) expected cost savings associated with the merger of NBT and CNB or with recent mergers and acquisitions may not be fully realized or realized within the expected time frames; (9) deposit attrition, customer loss, or revenue loss following the merger of NBT and CNB or other recent mergers and acquisitions may be greater than expected; and (10) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect subsequent circumstances or events.

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